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                                                                       EXHIBIT 1

[LOGO]                                                              NEWS RELEASE

PATHOGENESIS CORPORATION    201 ELLIOTT AVENUE WEST, SEATTLE, WASHINGTON 98119
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(206) 467-8100
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FOR IMMEDIATE RELEASE

Contacts:      Alan Meyer            Maryellen Thielen        Susan Callahan
               (206) 270-3328        (847) 583-5424           (206) 794-4706


                PATHOGENESIS CORP. GAINS U.K. APPROVAL OF TOBI
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                 First Step Toward Approval in European Union
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     SEATTLE, Dec. 15, 1999 - PathoGenesis Corp. (Nasdaq: PGNS) today announced that the U.K. Department of Health has licensed TOBI(R) 300 mg/5mL Nebuliser Solution (tobramycin) for the long-term management of chronic pulmonary infection due to Pseudomonas aeruginosa in cystic fibrosis patients aged six years and older.

     "We are delighted to bring TOBI to physicians and patients in the U.K.," said Wilbur H. Gantz, chairman and chief executive officer of PathoGenesis. "TOBI has been marketed in the U.S. since 1998. Because the cystic fibrosis clinical community is close-knit, international awareness of TOBI is already high."

     PathoGenesis Limited, a U.K. company, plans to market TOBI in the U.K., where about 6,500 patients with cystic fibrosis are treated at 44 cystic fibrosis specialist centers. In addition, the U.K. is the lead country for seeking regulatory approval of TOBI in the European Union. The other E.U. countries will be asked to approve the inhaled drug through a mutual recognition process. PathoGenesis intends to market TOBI through its own sales force in the U.K. and several other E.U. countries, while working through distributors in the remaining countries. PathoGenesis previously announced distributor agreements in Germany, the Nordic countries, Greece and Cyprus. An estimated 27,000 people with cystic fibrosis live in Western Europe.

     TOBI is designed for patients to take at home in repeated cycles of 28 days on drug, 28 days off drug. Each ready-to-use ampule of TOBI contains 300 milligrams of tobramycin in a 5 milliliter solution. TOBI is acrosolized and administered using a PARI LC PLUS(TM) resuable nebulizer and a suitable air compressor. It is inhaled twice daily and requires about 15 minutes each time.

     Seattle-based PathoGenesis Corp. develops and commercializes drugs to treat chronic infectious diseases -- particularly serious lung infections, including those common in cystic fibrosis, bronchiectasis and ventilator patients. PathoGenesis' stock is traded on the Nasdaq
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National Market System under the symbol PGNS. The company's Web site is located at www.pathogenesis.com.

     Note: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainties related to the fact that PathoGenesis only began commercial operations in 1998, its dependence on TOBI, the degree of penetration of its markets and frequency of TOBI's use by patients, third party reimbursement and product pricing, seasonal impacts on hospitalizations or exacerbations experienced by cystic fibrosis patients, variability in wholesaler ordering patterns, drug development and clinical trials, uncertain outcome of the drug approval process, competition and alternative therapies, and other factors described in PathoGenesis' filings with the Securities and Exchange Commission, including the company's Form 10-K for 1998 and Exhibit 99.1 to that Form 10-K.

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